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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

      Date of Report (Date of earliest event reported): July 21, 2004

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





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Item 5. Other Events

The Company today issued the following press release:

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First National Lincoln Corporation Reports Record Second Quarter Earnings Per
Share, Up 21.7% Over Prior Year

DAMARISCOTTA, ME., July 21 -- First National Lincoln Corporation (Nasdaq NM:
FNLC), today announced earnings per share of $0.28 on a fully diluted basis for the quarter ended June 30, 2004, an increase of $0.05 or 21.7% over the $0.23 reported for the same period in 2003. Net income for the second quarter was $2,056,000, an increase of $327,000 or 18.9% over the $1,729,000 posted in the second quarter of 2003. Both earnings per share and net income reported by the Company for 2004 set new single-quarter records. All prior period results in this release have been adjusted to reflect the three-for-one stock split in 2004.

The Company also announced earnings per share of $0.53 on a fully diluted basis for the six months ended June 30, 2004, an increase of $0.07 or 15.2% over the $0.46 reported for the same period in 2003. Net income for the first six months of 2004 was $3,981,000, an increase of $573,000 or 16.8% over the $3,408,000 posted in 2003. Both earnings per share and net income reported by the Company for 2004 set new records for the first six months of the year.

Year-to-date changes on the balance sheet showed total assets at $614.0 million on June 30, 2004 -- an increase of 7.9% over December 31, 2003. Loans totaled $443.4 million, up 11.2% over December 31, 2003, while investments increased by 3.4% to $141.3 million. Deposits of $386.6 million were up 7.7% over year end. As of June 30, 2004, First National Lincoln Corporation had total equity of $49.5 million, an increase of 3.8% or $1.8 million over December 31, 2003.

"Our second quarter results are exceptional," commented Daniel R. Daigneault, First National Lincoln Corporation's President and Chief Executive Officer, "as are our results for the first six months of 2004. These was led by net interest income, which in the second quarter was up $1.1 million or 25.7% over the second quarter of 2003, and for the first six months was up $1.9 million or 23.2% over the same period in 2003.

"Growth in earning assets was the dominant factor in this increase," President Daigneault went on, "with total loans increasing $44.5 million or 11.2% over December 31, 2003. We experienced this growth in all loan categories, with commercial loans growing by $12.4 million and mortgage loans increasing by $20.9 million. At the same time, credit quality remains excellent, with continued low levels of loan losses and the lowest level of loan delinquencies we have seen in many years.

"As I noted last quarter, record-low interest rates have presented an operating challenge for all banks," President Daigneault observed. "Fortunately, we manage our balance sheet so that we have a reasonable level of interest rate risk, and I am comfortable with the structure of our balance sheet should the Federal Reserve continue to increase interest rates.

"At the end of the second quarter," President Daigneault continued, "we launched a new program to attract new checking account customers to the Bank. We have redesigned our product offerings, making them easier to choose from and more customer-friendly. This will be combined with direct mail and in-bank promotions, and I am optimistic that we will see an increase in both net interest income and non-interest income in the future as a result of this program."

"One of the things I continue to be proud of is our excellent efficiency ratio," President Daigneault noted, "which was 48.6% for the second quarter and 48.9% for the first six months of 2004. This important measure of how much we spend to generate a dollar in revenue continues to be well below that of our peers, and even though our non-interest income is down from last year's levels due to lower mortgage origination activity, we have more than made up for this in net interest income and our level of increase in operating expenses.

"Our excellent earnings performance translates into very strong performance statistics," commented F. Stephen Ward, the Company's Treasurer & Chief Financial Officer. "Our return on average equity was 16.58% in the second quarter of 2004 compared to 15.60% for the second quarter of 2003, and year-to-date stands at 16.37% in 2004 compared to 15.68% in 2003. Based on return on average equity, The First continues to be a top-performing bank, ranking in the 91st percentile of all banks in the United States as of March 31, 2004, according to a recent BancIntelligence report.

"We continue to share our profits with our Shareholders in the form of cash dividends," Mr. Ward continued. "In the second quarter, we increased our dividend, once again, to $0.11 per share per quarter, which results in an annualized dividend of $0.44 per share and a dividend yield of 2.26% based upon the June 30, 2004 closing price of our shares. The Company has now raised its dividend for 35 consecutive quarters, and we continue to view that sharing our profitability in the form of cash dividends is very important to our shareholders."

"The three-for-one stock split announced at the Company's Annual Meeting in April was very well received," President Daigneault concluded. "The market price of First National Lincoln Corporation stock ended the quarter at $19.50 per share, which is an increase of $2.87 or 17.2% over the $16.63 closing price of our shares on December 31, 2003. Our stock traded at a high of $24.52 per share during the quarter, and at quarter-end we had a very strong trailing-twelve-month price/earnings ratio of 18.1. Because of the consistent performance we have posted over many years, I continue to see First National Lincoln Corporation as an excellent investment opportunity."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001


First National Lincoln Corporation
Consolidated Balance Sheets (Unaudited)
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                                           June 30,      June 30, December 31,
In thousands of dollars                       2004          2003          2003
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Assets
Cash and due from banks                   $ 13,777      $ 12,973      $ 17,087
Overnight Funds Sold                             0         6,100             0
Investments:
 Available for sale                         53,642        64,339        57,445
 Held to maturity (market values $87,248
    at 6/30/04, $66,204 at 6/30/03, and
    $80,820 at 12/31/03)                    87,659        63,952        79,244
Loans held for sale (fair value
     approximates cost)                          0         1,162           982
Loans                                      443,433       367,915       398,895
Less: allowance for loan losses              4,580         3,987         4,200
                                          --------      --------      --------
     Net loans                             438,853       363,928       394,695
                                          --------      --------      --------
Accrued interest receivable                  3,055         2,922         2,743
Bank premises and equipment                  8,843         7,659         9,007
Other real estate owned                         44            75            51
Other assets                                 8,099         8,017         7,558
                                         ---------     ---------     ---------
        Total Assets                     $ 613,972     $ 531,127     $ 568,812
                                         =========     =========     =========

Liabilities & Stockholders' Equity
Demand deposits                           $ 27,504      $ 27,035      $ 28,874
NOW deposits                                55,938        49,985        52,161
Money market deposits                       78,233        86,566        80,586
Savings deposits                            65,336        64,735        63,356
Certificates of deposit                     76,170        69,867        69,880
Certificates $100,000 and over              83,392        60,822        64,220
                                          --------      --------     ---------
     Total deposits                        386,573       359,010       359,077
Borrowed funds                             173,661       121,933       157,822
Other liabilities                            4,223         4,582         4,195
                                          --------      --------     ---------
     Total Liabilities                     564,457       485,525       521,094
                                          --------      --------     ---------
Shareholders' Equity:
Common stock                                    74            74            74
Additional paid-in capital                   3,721         4,638         4,650
Retained earnings                           44,006        40,399        42,988
Net unrealized gains on available-for-
     sale securities                         1,714         2,919         2,497
Treasury stock                                   0        (2,428)       (2,491)
                                         ---------     ---------     ---------
    Total Stockholders' Equity              49,515        45,602        47,718
                                         ---------     ---------     ---------
    Total Liabilities
    & Stockholders' Equity               $ 613,972     $ 531,127     $ 568,812
                                         =========     =========     =========
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Prior periods have been adjusted to reflect the three-for-one stock split in
2004
First National Lincoln Corporation
Consolidated Statements of Income (Unaudited)
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                             For the six months ended    For the quarters ended
                                          June 30,                  June 30,
In thousands of dollars              2004       2003            2004       2003
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Interest Income:
     Interest and fees on loans  $ 11,298   $ 10,591         $ 5,745    $ 5,326
     Interest on deposits with
      other banks                       3         48               0          5
     Interest and dividends on
      investments                   3,237      3,033           1,672      1,473
                                  -------    -------         -------    -------
     Total interest income         14,538     13,672           7,417      6,804
                                  -------    -------         -------    -------
Interest expense:
     Interest on deposits           2,526      3,282           1,265      1,578
     Interest on borrowed funds     1,827      2,126             919      1,062
                                  -------    -------         -------    -------
     Total interest expense         4,353      5,408           2,184      2,640
                                  -------    -------         -------    -------
Net interest income                10,185      8,264           5,233      4,164
Provision for loan losses             480        450             240        225
                                  -------    -------         -------    -------
Net interest income after
 provision for loan losses          9,705      7,814           4,993      3,939
                                  -------    -------         -------    -------
Other operating income:
     Fiduciary income                 430        374             216        185
     Service charges on deposit
      accounts                        580        565             310        298
     Mortgage origination and
      servicing income                250        490              85        198
     Other operating income           962      1,004             509        529
                                  -------    -------         -------    -------
     Total other operating income   2,222      2,433           1,120      1,210
                                  -------    -------         -------    -------
Other operating expenses:
     Salaries and employee
      benefits                      3,303      2,831           1,640      1,419
     Occupancy expense                428        393             216        201
     Furniture and equipment
      expense                         754        701             389        343
     Other                          1,872      1,590             991        794
                                  -------    -------         -------    -------
     Total other operating expenses 6,357      5,515           3,236      2,757
                                  -------    -------         -------    -------

Income before income taxes          5,570      4,732           2,877      2,392
Applicable income taxes             1,589      1,324             821        663
                                  -------    -------         -------    -------
NET INCOME                       $  3,981   $  3,408        $  2,056   $  1,729
                                  =======    =======         =======    =======
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Prior periods have been adjusted to reflect the three-for-one stock split in
2004


First National Lincoln Corporation
Selected Financial Data (Unaudited)
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                            For the six months ended    For the quarters ended
Dollars in thousands,                        June 30,                  June 30,
except for per share amounts           2004     2003             2004     2003
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Summary of Operations
Operating Income                   $ 16,760 $ 16,105          $ 8,537  $ 8,014
Operating Expense                    11,190   11,373            5,660    5,622
Net Interest Income                  10,185    8,264            5,233    4,164
Provision for Loan Losses               480      450              240      225
Net Income                            3,981    3,408            2,056    1,729
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Per Common Share Data
Basic Earnings per Share           $   0.54 $   0.47          $  0.28   $ 0.24
Diluted Earnings per Share             0.53     0.46             0.28     0.23
Cash Dividends Declared                0.21     0.18             0.11     0.09
Book Value                             6.74     6.28             6.74     6.28
Market Value                          19.50    13.06            19.50    13.06
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Financial Ratios
Return on Average Equity (a)          16.37%   15.68%           16.58%   15.60%
Return on Average Assets (a)           1.39%    1.35%            1.41%    1.35%
Average Equity to Average Assets       8.47%    8.63%            8.51%    8.67%
Net Interest Margin Tax-Equivalent (a) 3.92%    3.65%            3.97%    3.63%
Dividend Payout Ratio                 39.51%   39.01%           39.29%   39.44%
Allowance for Loan Losses/Total Loans  1.03%    1.08%            1.03%    1.08%
Non-Performing Loans to Total Loans    0.35%    0.30%            0.35%    0.30%
Non-Performing Assets to Total Assets  0.27%    0.23%            0.27%    0.23%
Efficiency Ratio                      48.91%   49.06%           48.60%   48.70%
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At  Period End
Total Assets                        613,972  531,127          613,972  531,127
Total Loans                         443,433  367,915          443,433  367,915
Total Investment Securities         141,301  128,291          141,301  128,291
Total Deposits                      386,573  359,010          386,573  359,010
Total Shareholders' Equity           49,515   45,602           49,515   45,602
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(a) Annualized using a 365-day basis
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Prior periods have been adjusted to reflect the three-for-one stock split in
2004






                                          -30-








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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    July 21, 2004